UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549
FORM 8-K

CURRENT REPORT Pursuant
to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2008

iBioPharma, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-53125	26-2797813
(Commission File Number)	(IRS Employer Identification No.)

9 Innovation Way, Suite 100 Newark, Delaware	19711
(Address of Principal Executive Offices)	(Zip Code

(302) 355-0650

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.     Entry into a Material Definitive Agreement.

        iBioPharma, Inc. (the “Company ”) entered into the following agreements, each dated as of August 12, 2008, with Integrated BioPharma, Inc. (“Integrated BioPharma”) to effect the spin-off of 100% of the Company by Integrated BioPharma:

•	Indemnification and Insurance Matters Agreement;

•	Tax Responsibility Allocation Agreement; and

•	Transitional Services Agreement.

A summary of certain material features of the agreements can be found in the section entitled “Relationship Between Our Company and Integrated BioPharma, Inc--Agreements Between Us and Integrated BioPharma” in the Company’s Definitive Information Statement, filed as Exhibit 99.1 to the Company’s Registration Statement on Form 10/A filed on August 12, 2008 and is incorporated herein by reference. The summary is qualified in its entirety by reference to the complete terms and conditions of the Indemnification and Insurance Matters Agreement, Tax Responsibility Allocation Agreement and Transitional Services Agreement, attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively, each of which is incorporated by reference herein.

ITEM 9.01.     FINANCIAL STATEMENTS AND EXHIBITS

(d)     Exhibits.

Exhibit No.	Description
10.1	Indemnification and Insurance Matters Agreement between Integrated BioPharma, Inc. and iBioPharma, Inc., dated August 12, 2008.
10.2	Tax Responsibility Allocation Agreement between Integrated BioPharma, Inc. and iBioPharma, Inc., dated August 12, 2008.
10.3	Transitional Services Agreement between Integrated BioPharma, Inc. and iBioPharma, Inc., dated August 12, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

IBIOPHARMA, INC.

Date: August 15, 2008                                            By:     /s/ Dina Masi

                     Dina Masi

                     Interim Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Indemnification and Insurance Matters Agreement between Integrated BioPharma, Inc. and iBioPharma, Inc., dated August 12, 2008.
10.2	Tax Responsibility Allocation Agreement between Integrated BioPharma, Inc. and iBioPharma, Inc., dated August 12, 2008.
10.3	Transitional Services Agreement between Integrated BioPharma, Inc. and iBioPharma, Inc., dated August 12, 2008.